United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 10, 2025

HOUSTON AMERICAN ENERGY CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-32955	76-0675953
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

801 Travis Street, Suite 1425

Houston, Texas 77002

(Address of principal executive offices, including zip code)

713-222-6966

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	HUSA	NYSE American

Item 1.01 Entry into a Material Definitive Agreement.

Committed Equity Financing

On July 10, 2025 (the “Closing Date”), Houston American Energy Corp. (the “Company”) entered into a Common Stock Purchase Agreement (the “ELOC Purchase Agreement”), with an institutional investor (the “ELOC Investor”), providing for a committed equity financing facility, pursuant to which, upon the terms and subject to the satisfaction of the conditions contained in the ELOC Purchase Agreement, the ELOC Investor has committed to purchase, at the Company’s direction in its sole discretion, up to an aggregate of $100,000,000 (the “Total Commitment”) of the shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), subject to certain limitations set forth in the ELOC Purchase Agreement, from time to time during the term of the ELOC Purchase Agreement (the “Purchase Shares”). Concurrently with the execution of the ELOC Purchase Agreement, the Company and the ELOC Investor also entered into a Registration Rights Agreement, dated as of July 10, 2025 (the “ELOC Registration Rights Agreement”), pursuant to which the Company agreed to file with the U.S. Securities and Exchange Commission (the “SEC”) one or more registration statements, to register under the Securities Act of 1933, as amended (the “Securities Act”), the offer and resale by the ELOC Investor of all of the Purchase Shares that may be issued and sold by the Company to the ELOC Investor from time to time under the ELOC Purchase Agreement.

Sales of Purchase Shares by the Company to the ELOC Investor under the ELOC Purchase Agreement, if any, may occur, from time to time at the Company’s sole discretion, over a period commencing upon the initial satisfaction of all conditions to the ELOC Investor’s purchase obligations set forth in the ELOC Purchase Agreement (the “Commencement,” and the date on which the Commencement occurs, the “Commencement Date”), including that the initial Registration Statement the Company is required to file with the SEC pursuant to the Registration Rights Agreement is declared effective by the SEC, and ending on the first day of the month next following the 24-month anniversary of the Closing Date, unless the ELOC Purchase Agreement is terminated earlier under its terms.

From and after the Commencement Date, the Company will have the right, but not the obligation, from time to time at the Company’s sole discretion, to direct the ELOC Investor to purchase amounts of Purchase Shares that are specified by the Company to the ELOC Investor in writing, subject to certain maximum amounts calculated pursuant to the ELOC Purchase Agreement (each such purchase, a “VWAP Purchase”). The purchase price per share to be paid by the ELOC Investor for Purchase Shares that the Company may elect to sell to the ELOC Investor will be equal to 96% of the lowest daily volume-weighted average price (the “VWAP”) of the Common Stock during the three trading days immediately following the date that the purchase notice with respect to the particular VWAP Purchase (each, a “VWAP Purchase Notice”) is timely delivered from the Company to the ELOC Investor, provided that (i) the Company may not deliver more than one VWAP Purchase Notice to the ELOC Investor on any single trading day, (ii) at least three trading days have elapsed since the trading day on which the most recent VWAP Purchase Notice was delivered by the Company to the ELOC Investor, (iii) the closing sale price of the Common Stock on such date is not lower than $0.10, as adjusted for stock splits and similar transactions, and (iv) all Purchase Shares subject to all prior VWAP Purchases by the ELOC Investor under the ELOC Purchase Agreement have been received by the ELOC Investor electronically as set forth in the ELOC Purchase Agreement. The maximum number of Purchase Shares that may be required to be purchased pursuant to a VWAP Purchase Notice will be equal to the lowest of: (i) 100% of the average daily trading volume in the Common Stock for the five consecutive trading day period ending on (and including) the trading day immediately preceding the applicable day the ELOC Investor receives a VWAP Purchase Notice; (ii) the product obtained by multiplying (A) the daily trading volume in the Common Stock on the applicable day the ELOC Investor receives a VWAP Purchase Notice and (B) 0.40; and (iii) the quotient obtained by dividing (A) $2,000,000 by (B) the VWAP of the Common Stock on the trading day immediately preceding the applicable day the ELOC Investor receives a VWAP Purchase Notice. There are no upper limits on the price per share that the Investor must pay for Purchase Shares the Company directs the ELOC Investor to purchase in a VWAP Purchase under the ELOC Purchase Agreement. The purchase price per Purchase Share that the Company directs the ELOC Investor to purchase in a VWAP Purchase under the ELOC Purchase Agreement will be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction during the period used to determine the purchase price to be paid by the ELOC Investor for such shares in such VWAP Purchase.

The ELOC Investor has no right to require the Company to sell any Purchase Share to the ELOC Investor, but the ELOC Investor is obligated to make purchases of Purchase Shares as directed by the Company, subject to the satisfaction of conditions set forth in the ELOC Purchase Agreement at Commencement and thereafter at each time that the Company may direct the ELOC Investor to purchase the Purchase Shares under the ELOC Purchase Agreement. Actual sales of Purchase Shares by the Company to the ELOC Investor under the ELOC Purchase Agreement, if any, will depend on a variety of factors to be determined by the Company in its sole discretion from time to time, including, among others, market conditions, the trading price of the Common Stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations.

The Company may not issue or sell any shares of its Common Stock to the ELOC Investor under the ELOC Purchase Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by the ELOC Investor and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 promulgated thereunder), would result in the ELOC Investor beneficially owning more than 9.99% of the outstanding shares of the Common Stock.

Under the applicable rules of the NYSE American LLC (the “NYSE American”), in no event may the Company issue to the ELOC Investor and any of its affiliates under the ELOC Purchase Agreement, or otherwise, more than 6,703,597 shares of Common Stock, which number of shares represents 19.9% of the shares of the Common Stock outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), unless the Company obtains stockholder approval to issue shares of Common Stock to the ELOC Investor and any of its affiliates in excess of the Exchange Cap under the Purchase Agreement, or otherwise, and in accordance with applicable NYSE American listing rules. The Exchange Cap will not be applicable to limit the number of shares of Common Stock that the Company may sell to the ELOC Investor in any VWAP Purchase that the Company effects pursuant to the ELOC Purchase Agreement (if any), to the extent the purchase price per share paid by the ELOC Investor for the shares of Common Stock in such VWAP Purchase is equal to or greater than the greater of book or market value of the Common Stock (calculated in accordance with the applicable listing rules of the NYSE American) at the time the Company delivers the VWAP Purchase Notice for such VWAP Purchase to the ELOC Investor, adjusted as required by the NYSE American to take into account the Company’s payment of the Commitment Fee (as defined below) to the ELOC Investor and the amount paid as reimbursement for the legal fees and disbursements of the ELOC Investor’s counsel in connection with this committed equity financing, each as described in more detail below, and otherwise as may be necessary to ensure compliance with the applicable rules of the NYSE American. In any event, the ELOC Purchase Agreement specifically provides that the Company may not issue or sell any shares of Common Stock under the ELOC Purchase Agreement if such issuance or sale would breach any applicable rules or regulations of NYSE American.

The net proceeds from sales, if any, under the ELOC Purchase Agreement to the Company will depend on the frequency and prices at which the Company sells shares of its Common Stock to the ELOC Investor. The Company expects that any proceeds received by the Company from such sales to the ELOC Investor will be used for working capital and general corporate purposes.

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the ELOC Purchase Agreement or ELOC Registration Rights Agreement, other than (i) a prohibition (with certain limited exceptions) on the Company entering into specified “Variable Rate Transactions” (as such term is defined in the ELOC Purchase Agreement), and (ii) a prohibition during the VWAP Purchase Valuation Period (as defined in the ELOC Purchase Agreement), to (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents (as defined in the ELOC Purchase Agreement) or (ii) file any registration statement or any amendment or supplement thereto, in each case other than as contemplated pursuant to the ELOC Registration Rights Agreement. Such Variable Rate Transactions include, among others, the issuance of convertible securities with a conversion or exercise price that is based upon or varies with the trading price of the Common Stock after the date of issuance, or the Company effecting or entering into an agreement to effect an “equity line of credit,” an “at the market offering” or other similar continuous offering with a third party, in which the Company may offer, issue or sell Common Stock or any securities exercisable, exchangeable or convertible into Common Stock at future determined prices. Subject to certain exceptions set forth in the ELOC Purchase Agreement such restrictions shall remain in effect for a period commencing on the Closing Date and ending on first day of the month next following the 24-month anniversary of the Closing Date. During the term of the ELOC Purchase Agreement, the ELOC Investor covenanted not to enter into or effect, in any manner whatsoever, directly or indirectly, any short sales of the Common Stock or hedging transaction which establishes a net short position with respect to the Common Stock.

As consideration for the ELOC Investor’s commitment to purchase the Purchase Shares upon the terms of and subject to satisfaction of the conditions set forth in the Purchase Agreement, the Company will issue a total of 300,000 shares of Common Stock in the aggregate, consisting of 156,000 shares of restricted Common Stock that were issued at Closing (the “Initial Commitment Fee Shares”), and an additional 144,000 shares of Common Stock that will be issued upon the earlier of (i) a prepayment advance against a commitment or (ii) the effectiveness of the Registration Statement (as defined in the ELOC Purchase Agreement) as declared by the SEC (collectively, the “Commitment Fee”). In addition, as required under the ELOC Purchase Agreement, the Company has reimbursed the ELOC Investor for the reasonable legal fees and disbursements of the ELOC Investor’s legal counsel in the amount of $75,000.

The ELOC Purchase Agreement will automatically terminate upon the earliest of (i) the first day of the month next following the 24-month anniversary of the Closing Date, (ii) the ELOC Investor’s purchase of Purchase Shares having an aggregate purchase price equal to Total Commitment under the ELOC Purchase Agreement, or (iii) the occurrence of certain other events set forth in the ELOC Purchase Agreement. The Company has the right to terminate the ELOC Purchase Agreement at any time after Commencement, at no cost or penalty, upon five trading days’ prior written notice to the ELOC Investor, subject to certain conditions and the survival of certain provisions of the ELOC Purchase Agreement and the ELOC Registration Rights Agreement. The ELOC Investor may terminate the ELOC Purchase Agreement upon five trading days’ prior written notice after the occurrence of certain events, including the occurrence of a Material Adverse Effect or a Fundamental Transaction (as such terms are defined in the ELOC Purchase Agreement) or upon the occurrence of certain other events as set forth in the ELOC Purchase Agreement. Neither the Company nor the ELOC Investor may assign or transfer their respective rights and obligations under the ELOC Purchase Agreement, and no provision of the ELOC Purchase Agreement or the ELOC Registration Rights Agreement may be modified or waived by the Company or the ELOC Investor.

The ELOC Purchase Agreement and the ELOC Registration Rights Agreement contain customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

The foregoing descriptions of the ELOC Purchase Agreement and the ELOC Registration Rights Agreement do not purport to be complete and each is qualified in their entirety by reference to the full text of the ELOC Purchase Agreement and the ELOC Registration Rights Agreement, respectively, the forms of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Senior Secured Convertible Note Financing

On July 10, 2025, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with an institutional investor (the “Note Investor”), pursuant to which the Company sold, and the Note Investor purchased, a senior secured convertible note issued by the Company (the “Note,” and such financing, the “Convertible Note Financing”) in the original principal amount of $5,434,783 (the “Principal Amount”), which is convertible into shares of Common Stock. The Convertible Note Financing closed on July 10, 2025 (the “Closing Date”).

The gross proceeds to the Company from the Convertible Note Financing, prior to the payment of legal fees and transaction expenses, was $5,000,000. The Company used the net proceeds from the Convertible Note Financing to close the purchase a 25-acre site (the “Property”) located within Cedar Port Industrial Park in the Baytown area of Houston, Texas, which closing occurred on July 11, 2025.

The Securities Purchase Agreement contains customary representations, warranties, and covenants of the Company and the Investor.

Description of the Note

The Note was issued with an original issue discount of 8.0% and accrues interest at a rate of 7.0% per annum. The Note matures on July 10, 2026 (the “Maturity Date”), unless extended pursuant to the terms thereof. Interest on the Note is guaranteed through the Maturity Date regardless of whether the Note is earlier converted or redeemed. The Note is secured by a first priority security interest in substantially all the assets of the Company and, pursuant to the Securities Purchase Agreement, will be secured by a first-lien mortgage encumbering the Property within 30 days of the purchase of the Property.

The Note is convertible (in whole or in part) by the holder of the Note at any time prior to the Maturity Date into the number of shares of Common Stock equal to (x) the sum of (i) the portion of the principal amount to be converted or redeemed, (ii) all accrued and unpaid interest with respect to such principal amount, and (iii) all accrued and unpaid late charges with respect to such principal and interest amounts, if any, divided by (y) a conversion price of $10.92 per share (“Initial Conversion Price”), which price is subject to adjustment in certain circumstances (such shares issuable upon conversion of the Note, the “Conversion Shares”).

The Company is required to prepay, redeem or convert one quarter (1/4) of the initial principal and interest of the Note by each three (3) month anniversary of the Closing Date, failure of which will result in an Event of Default (as defined in the Note).

At no time may the Investor hold or be required to take more than 4.99% (or up to 9.99% at the election of the Note Investor pursuant to the Note) of the outstanding Common Stock.

In addition, if an Event of Default has occurred under the Note, the Note Investor may elect to convert all or a portion of the Note into shares of Common Stock at a price equal to the lower of (i) the conversion price then in effect, and (ii) 85% of the lowest volume-weighted average price (“VWAP”) of the shares of Common Stock during the ten (10) consecutive trading day period ending and including the trading day immediately preceding the delivery or deemed delivery of the applicable conversion notice.

Upon the occurrence of an Event of Default, the Company is required to deliver written notice to the Note Investor within one business day (an “Event of Default Notice”). At any time after the earlier of (a) the Note Investor’s receipt of an Event of Default Notice, and (b) the Note Investor becoming aware of an Event of Default, the Note Investor may require the Company to redeem all or any portion of the Note. Upon an Event of Default, the Note shall bear interest at a rate of 18.0% per annum.

In connection with a “Change of Control” (as defined in the Note), the Note Investor shall have the right to require the Company to redeem all or any portion of the Note in cash at a price equal to the sum of (i) the portion of the principal amount to be converted or redeemed, (ii) all accrued and unpaid interest with respect to such principal amount, (iii) a “make-whole” amount to ensure that, if paid, the Note Investor will have received the guaranteed interest pursuant to the Note and (iv) all accrued and unpaid late charges with respect to the amounts described in (i), (ii) and (iii), if any.

Registration Rights Agreement

On the Closing Date, in connection with the Company’s entry into the Securities Purchase Agreement, the Company also entered into a Registration Rights Agreement with the Note Investor (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company has agreed to file with the Securities and Exchange Commission (the “SEC”), within thirty (30) days following the Closing Date, a registration statement covering the resale of the Conversion Shares. Pursuant to the Registration Rights Agreement, the Company is required to use commercially reasonable efforts to have such registration statement declared effective by the SEC within the time period set forth tin the Registration Rights Agreement.

Security Agreement and Subsidiary Guarantee

On the Closing Date, the Company entered into a security agreement (the “Security Agreement”), pursuant to which the Company granted to the Note Investor a security interest in all of the assets of the Company, and a subsidiary of the Company entered into a subsidiary guarantee (the “Subsidiary Guarantee”), in each case to secure the Company’s payment obligations under the Note.

The foregoing summaries of the terms of the various documents described above do not purport to be complete and are subject to, and qualified in their entirety by, the full text of such documents or forms of documents, which are attached as exhibits to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 11, 2025, a wholly owned subsidiary of the Company completed the purchase of the Property from TGS Cedar Port Partners LP, a Texas limited partnership, for a total purchase price of approximately $8.5 million, in cash.

The disclosure required by this Item in connection with the closing of the purchase of the Property and included in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The Initial Commitment Fee Shares were, and the Purchase Shares, the rest of the Commitment Fee shares, and the Conversion Shares will be offered and sold, pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 8.01 Other Events.

On July 11, 2025, the Company issued a press release announcing the closing of the committed equity financing, a copy of which is attached hereto as Exhibit 99.1, which is incorporated by reference herein.

On July 11, 2025, the Company issued a press release announcing the closing of the Convertible Note Financing, a copy of which is attached hereto as Exhibit 99.2, which is incorporated by reference herein.

On July [*], 2025, the Company issued a press release announcing the closing of the purchase of the Property, a copy of which is attached hereto as Exhibit 99.3, which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1*	Form of Senior Secured Convertible Note, dated July 10, 2025
10.1*	Form of Common Stock Purchase Agreement, by and between the Company and the Investor, dated July 10, 2025.
10.2*	Form of Registration Rights Agreement, by and between the Company and the ELOC Investor, dated July 10, 2025.
10.3*	Form of Securities Purchase Agreement, by and between the Company and the Note Investor, dated July 10, 2025
10.4*	Form of Registration Rights Agreement, by and between the Company and the Note Investor, dated July 10, 2025
10.5*	Form of Security Agreement, dated July 10, 2025
10.6*	Form of Subsidiary Guarantee, dated July 10, 2025
99.1	Press Release titled, “Houston American Energy Corp. Secures $100 Million Equity Line of Credit to Fuel Growth and Support Strategic Acquisitions,” dated July 11, 2025
99.2	Press Release titled, “Houston American Energy Secures $5 Million in Strategic Financing to Acquire Texas Gulf Coast Development Site,” dated July 11, 2025
99.3	Press Release titled, “Houston American Energy Closes Acquisition of Cedar Port Development Site in Baytown, Texas,” dated July 15, 2025
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

*Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSTON AMERICAN ENERGY CORP.

Dated: July 16, 2025
	By:	/s/ Edward Gillespie
	Name:	Edward Gillespie
	Title:	Chief Executive Officer